Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	April 5, 2011
Butler National Names Craig Stewart President of Aerospace Group Responsibilities will be expanded to include mergers & acquisitions and other global strategic initiatives.

OLATHE, KANSAS, April 5, 2011, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) announced the promotion of Craig Stewart to the position of President, Aerospace. Craig Stewart will expand his current responsibilities to incorporate mergers & acquisitions and other global strategic initiatives.

"Since joining the company in 2003, Craig has improved our processes, expanded our capabilities, increased profit margins, and helped double the size of our Aerospace and Aircraft Modification group. As emerging markets continue their fast-paced growth, there is a major opportunity to enter new markets as well as expand through mergers & acquisitions. Craig fully understands the dynamics of the segment and will bring new energy to our mergers & acquisitions program." stated Clark D. Stewart, president of Butler National.

Prior to joining Butler National, Craig spent seven years with Accenture, one of the world's largest management consulting and technology services organizations. He graduated from the University of Kansas with a bachelor's degree in business administration and a master's degree in accounting and information systems. Craig is also an accomplished pilot with a Learjet type rating and understands the business from a corporate business aviation perspective.

Craig Stewart commented, "Butler National is positioned to take advantage of the expected $3.2 trillion growth in the aerospace market. We are among the fastest growing companies in the Aerospace industry and are positioned to add to that growth through both organic growth and mergers & acquisitions."

For the fiscal quarter-ended January 31, 2011, Butler National increased revenues 44% to $12.9 million as compared to $8.9 million for the same period in fiscal 2010. Net income was $867,000 compared to net income of $642,000 for the same period in fiscal 2010. The increase in net income was primarily due to continued success in the Aircraft Modification Segment.

Butler National Corporation - About Us

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services. For more information, visit www.butlernational.com.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Reign Strategy & Investment Group Lou Albert Rodriguez lou.albert@reigninvestment.com www.reigninvestment.com Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (914) 479-9060 Ph (830) 669-2466
Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.